CONSENT OF INDEPENDENT ACCOUNTANTS
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     We hereby consent to the use, in the Amendment  Number 3 to Form SB-2 filed on March 18, 2004, for Monaco Group Inc., of our report dated February 6, 2004 relating to the December 31, 2003 consolidated financial statements of Monaco Group Inc., which appears in such Form.





"Amisano Hanson"
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Amisano Hanson, Chartered Accountants

Vancouver, BC, Canada
March 18, 2004